Exhibit 99.1

Ventas Reports 2020 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--November 6, 2020--Ventas, Inc. (NYSE: VTR) (the “Company”) today reported results for the third quarter ended September 30, 2020.

“Our solid third quarter results were driven by our strong and diverse portfolio, steady performance in our Office and Triple-Net Healthcare businesses and stable sequential income in our Senior Housing Operating Portfolio,” said Debra A. Cafaro, Ventas Chairman and CEO. “We also drove our Research and Innovation business forward with our investment in a $1 billion trophy life science portfolio in South San Francisco, while expanding our third-party capital management platform to over $3 billion in assets under management, demonstrating the compelling, demographically driven growth potential of healthcare real estate,” she added.

“In senior housing, our team reached significant mutually beneficial arrangements with Brookdale, our largest tenant. As we assess the Senior Housing Operating Portfolio, move-ins continued to show sustained improvement through the end of the third quarter and October when resident move-ins exceeded move-outs. However, recent clinical and economic trends remain dynamic and highly uncertain and will continue to affect our Senior Housing Operating Portfolio results. The health and safety of our residents, operating partners and frontline caregivers remains our top priority,” Cafaro concluded.

Third Quarter 2020 Results

Third quarter 2020 financial results for the Company were affected by the COVID-19 pandemic. Results per share, compared to third quarter 2019, are as follows:

	Quarter Ended September 30
	2020	2019	$ Change	% Change
Net (loss) income attributable to common stockholders (“Net Income (Loss)”)	$0.03	$0.23	($0.19)	(87%)
Reported Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“Nareit FFO”)*	$0.65	$0.84	($0.19)	(23%)
Normalized Funds from Operations (“FFO”)*	$0.75	$0.96	($0.21)	(22%)

*Represents a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release, our third quarter 2020 10-Q and our third quarter 2020 supplemental for additional information.

Net income attributable to common stockholders and Nareit FFO per share in the third quarter 2020 versus the same period in 2019 was the result of $0.21 per share of lower property and interest income and $0.06 per share of non-cash charges, as a result of the COVID-19 pandemic. The non-cash charges, including the write-off of all of the existing straight-line rents receivable from Genesis Healthcare, did not affect the Company’s Normalized FFO in the quarter. See page 34 of the third quarter 2020 supplemental for additional information.

Third Quarter Property Results, SHOP Operating Data and Select Fourth Quarter Information

		Sequential Same-Store Cash NOI* Growth
	Assets	3Q20	2Q20	% Change	% Change (excl. BKD Consideration)

SHOP	395	$109M	$109M	(0.6%)	(0.6%)
NNN	375	$310M	$166M	86.8%	(10.4%)
Office	364	$126M	$126M	0.4%	0.4%
Total Company	1,134	$545M	$401M	36.0%	(4.3%)

* Represents a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release, our third quarter 2020 10-Q and our third quarter 2020 supplemental for additional information.

  Senior Housing Operating (“SHOP”) Portfolio (28 percent of portfolio):For the third quarter 2020, sequential same-store pool (395 assets) cash NOI of $109 million was stable compared to the prior quarter, in line with the Company’s expectations. All COVID-19 SHOP impacts, including elevated testing, labor, cleaning and supplies costs, have been reflected in property operating results.
    Leading Indicators: Leads and move-ins showed consistently improving trends through the end of September. In September, leads and move-ins were 85 percent and 94 percent, respectively, as compared to the prior year.
    Occupancy: September average occupancy of 79.6 percent was 130 basis points lower than June average occupancy of 80.9 percent. Occupancy loss declined at an improving rate intra quarter through the end of September. In September, average occupancy of was 30 basis points lower as compared to August 2020 average occupancy.
    Revenue Per Occupied Room: Revenue per occupied room in the third quarter declined 0.3 percent sequentially in the United States and increased 0.5 percent sequentially in Canada.
    Operating Expenses: Operating expenses improved 4.5 percent sequentially. Third quarter COVID-19 related operating expenses were lower as compared to the second quarter, though they remain elevated compared to the prior year due to the COVID-19 pandemic.
    SHOP Operating Data and Fourth Quarter Trends:
      October resident move-ins exceeded move-outs, netting nearly 100 incremental residents.
      Ventas’s operators have administered nearly 140,000 COVID-19 tests to front line caregivers and residents.
      93 percent of Ventas’s SHOP communities have either never had a confirmed COVID-19 resident case or have not had a confirmed COVID-19 resident case in the last 14 days.
      Currently, 96 percent of Ventas’s communities are open to new resident move-ins.
    HHS Provider Relief: Ventas has applied for approximately $35 million in grants under Phase II of the Department of Health and Human Services’ Provider Relief Fund on behalf of its SHOP assisted living communities to partially mitigate losses attributable to COVID-19. Although the Company has begun to receive amounts under some of those applications, there can be no assurance that it will receive all of the grants for which it has applied. The Company continues to evaluate the terms, conditions and permitted uses associated with the grants and is in the process of determining what portions of these grants the Company will be able to retain and use.

  Triple-Net (“NNN”) Portfolio (38 percent of portfolio):
    Substantially all expected third quarter and October 2020 rent due to date has been paid by the Company’s NNN tenants.
    Effective July 1, 2020, Ventas reached mutually beneficial arrangements (the “Brookdale Agreements”) with Brookdale Senior Living Inc. (“Brookdale”), the nation’s largest senior housing operator, to reset Brookdale’s annual cash rent to $100 million. Ventas received up-front consideration approximating $235 million (including $162 million in cash), representing over two and a half years of the cash rent reduction. Warrants exercisable at $3 per share through December 31, 2025, which represented eight percent of Brookdale’s fully diluted shares at the time of grant, were included in the up-front consideration, providing Ventas shareholders with the opportunity for meaningful upside participation in a senior housing recovery. All of the $235 million in consideration is being amortized in Ventas’s GAAP results over the 5.5-year remaining life of the Brookdale lease; and the up-front $162 million cash received is included only in the third quarter 2020 cash NOI and FAD results.
    Same-store cash NOI growth was driven by the $162 million cash consideration received under the Brookdale Agreements. Excluding receipt of such cash payment, the decline in sequential NNN same store cash NOI was principally the result of the Brookdale cash rent reset.
  Office Portfolio (31 percent of portfolio):
    The Company has received 99 percent of third quarter and October Office contractual rent.
    The Office portfolio again delivered sequentially improving performance in the third quarter, growing reported same store cash NOI 0.4 percent in the third quarter versus the second quarter 2020.
    Medical Office tenant retention achieved a record 90 percent in third quarter 2020.

Driving Research & Innovation Business

  The Ventas Life Science and Healthcare Real Estate Fund, L.P. (the “Fund”) acquired a trophy life science portfolio (“SSF Life Science Portfolio”) in the premier South San Francisco life science cluster for $1.0 billion at an expected forward cash NOI cap rate of approximately five percent. The portfolio consists of a campus of three newly developed or renovated buildings totaling nearly 800,000 square feet, is 96 percent leased and has a weighted average lease term of over six years. The portfolio is purpose-built for advanced research functions and predominantly dedicated to best-in-class lab space supporting biotechnology and other life sciences research. Ventas’s interest in the SSF Life Science Portfolio, as the sponsor and general partner of the Fund, is 21 percent. The acquisition was financed with over $400 million in mortgage debt at 2.6 percent for ten years. For additional information, please reference the press release issued October 15, 2020.
  Construction of the One uCity project, Ventas’s expansion of the Philadelphia uCity Square submarket, recommenced on October 1, 2020. One uCity is a 400,000 square foot state-of-the-art life science building designed to LEED® standards.
  Ventas now owns or has investments in an R&I portfolio:
    Containing over seven million square feet and spanning 39 operating properties
    Including a presence in the top two life science clusters, San Francisco and Cambridge, MA
    Residing on the campuses of more than 15 top-tier research universities, including University of Pennsylvania, Yale University, Washington University in St Louis, Duke University and Brown University, collectively ranking in the top 5 percent of all NIH funding and conducting over 10 percent of all university life science research and development in the nation
    Expanding with four new properties, consisting of nearly 1.4 million additional square feet, currently under development with three leading research institutions: the University of Pittsburgh, Arizona State University and Drexel University

Third-Party Capital Management Platform

  With the acquisition of the SSF Life Science Portfolio, the Fund has more than doubled its assets under management to $1.8 billion.
  In October, Ventas formed a joint venture with GIC. The joint venture, of which Ventas is the manager, will initially own four in-progress university-based R&I development projects with total estimated project costs of approximately $930 million. The joint venture may be expanded to over $2 billion in assets through the addition of pre-identified future R&I development projects. This joint venture enables Ventas to retain a majority interest in ongoing R&I developments and accelerate additional projects from its pipeline of opportunities. For additional information, please reference the separate press release issued today.
  Ventas now has over $3 billion in assets under management in vehicles with private third-party capital from institutional sources. This institutional third-party capital management platform provides Ventas and its stakeholders numerous strategic benefits including:
    Further diversification of Ventas’s capital sources
    Augmenting Ventas’s significant investment capacity
    Expanding Ventas’s strategic reach
    Maximizing the impact of Ventas’s excellent team, industry knowledge and brand
    Enabling global institutional investors to invest with Ventas in a public or private investment structure
    Enhancing Ventas’s liquidity and financial flexibility
  The results of both the Fund and the GIC JV assets are expected to be reported on an unconsolidated basis in the Company’s GAAP reported financial statements.

Environmental, Social and Governance (“ESG”) Leadership

  Ventas today published its third annual Corporate Sustainability Report (“CSR”). The report includes details on its new ambitious, long-term environmental goals to significantly reduce the Company’s emissions, energy, water and waste and its commitment to the Science Based Targets initiative (SBTi) to set and measure its emissions goals in alignment with current climate science. The full CSR report and additional information about the Company’s ESG initiatives are available on the Company’s website at www.ventasreit.com/corporate-responsibility.

Balance Sheet and Financial Strength; Organizational Efficiency

  Ventas paid down substantially all of its borrowings under its $3.0 billion Revolving Credit Facility in June and July 2020.
  In October, Ventas used existing cash on hand to reduce near term debt maturities by retiring $236 million of the 3.25% senior notes due in 2022.
  During and subsequent to the third quarter, the Company issued and sold under its “at the market” equity offering program a total of 1.5 million shares of common stock at an average gross issuance price of $44.88 per share, resulting in nearly $67 million in gross proceeds, used to fund its equity portion of the SSF Life Science investment.
  As of November 5, 2020, the Company has robust liquidity of $3.2 billion, including $2.9 billion of undrawn revolver capacity and $0.3 billion in cash and cash equivalents on hand, and no commercial paper outstanding.
  The Company ended the quarter with an annualized Adjusted Net Debt to EBITDA ratio of 6.8x and Total Indebtedness to Gross Asset Value of 37 percent.
  As a result of its decisive actions, the Company realized approximately $30 million of annualized SG&A savings in the third quarter relative to the SG&A reported in FY 2019, consistent with its previous estimates.

Third Quarter Dividend

The Company paid its third quarter 2020 dividend of $0.45 per share on October 13, 2020 to stockholders of record on October 1, 2020.

Third Quarter 2020 Conference Call and Investor Presentation

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers), and the participant passcode is “Ventas.” The call will also be webcast live by Intrado DM and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 1296127, beginning on November 6, 2020, at approximately 1:00 p.m. Eastern Time and will remain available for 30 days.

A presentation outlining the Company’s third quarter results and a business update is posted to the "Investor Presentations" section of Ventas’s website at https://www.ventasreit.com/investor-presentations.

About Ventas

Ventas, an S&P 500 company, operates at the intersection of two powerful and dynamic industries – healthcare and real estate. As one of the world’s foremost Real Estate Investment Trusts (REIT), we use the power of capital to unlock the value of real estate, partnering with leading care providers, developers, research and medical institutions, innovators and healthcare organizations whose success is buoyed by the demographic tailwind of an aging population. For more than twenty years, Ventas has followed a successful strategy that endures: combining a high-quality diversified portfolio of properties and capital sources to manage through cycles, working with industry leading partners, and a collaborative and experienced team focused on producing consistent growing cash flows and superior returns on a strong balance sheet, ultimately rewarding Ventas shareholders. As of September 30, 2020, Ventas owned or managed through unconsolidated joint ventures approximately 1,200 properties.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at https://www.ventasreit.com/investor-relations/annual-reports-supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the Unites States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. Readers of these materials are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Ventas, Inc. (the “Company”) does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. Certain factors that could prevent the Company from achieving its stated goals include, but are not limited to: (a) the effects of the ongoing COVID-19 pandemic and measures intended to manage the pandemic on the Company’s business, results of operations, cash flows and financial condition, including declines in revenues and increases in operating costs in the Company’s senior housing operating portfolio, deterioration in the financial condition of the Company’s tenants and their ability to satisfy their payment obligations to the Company; constraints in the Company’s ability to access capital and other sources of financing; increased risk of claims, litigation and regulatory proceedings that may adversely affect the Company; and the ability of federal, state and local governments to respond to and manage the COVID-19 pandemic effectively; (b) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (c) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (d) the Company’s ability to implement its business strategy; (e) a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations and changes in federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (f) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (g) the extent and effect of the results of the Presidential election on, and more broadly, future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (h) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (i) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s senior housing properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (j) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (k) the Company’s level of indebtedness and ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (m) final determination of the Company’s taxable net income for the year ending December 31, 2020; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (o) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (p) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (q) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (r) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (s) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (t) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (u) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (v) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (w) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (y) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (z) consolidation activity in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (aa) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; (bb) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings; and (cc) the other factors set forth in the Company’s periodic filings with the SEC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019

Assets
Real estate investments:
Land and improvements	$2,268,583	$2,258,699	$2,246,245	$2,285,648	$2,280,877
Buildings and improvements	24,196,730	23,964,691	23,826,989	24,386,051	24,459,114
Construction in progress	567,052	496,349	505,648	461,815	432,713
Acquired lease intangibles	1,246,312	1,242,414	1,243,571	1,308,077	1,334,915
Operating lease assets	386,946	389,302	391,908	385,225	388,480
	28,665,623	28,351,455	28,214,361	28,826,816	28,896,099
Accumulated depreciation and amortization	(7,687,211)	(7,453,251)	(7,241,597)	(7,092,243)	(6,964,061)
Net real estate property	20,978,412	20,898,204	20,972,764	21,734,573	21,932,038
Secured loans receivable and investments, net	604,452	681,831	623,716	704,612	709,714
Investments in unconsolidated real estate entities	162,860	166,039	165,745	45,022	45,905
Net real estate investments	21,745,724	21,746,074	21,762,225	22,484,207	22,687,657
Cash and cash equivalents	588,343	992,824	2,848,115	106,363	148,063
Escrow deposits and restricted cash	40,147	36,312	38,144	39,739	60,533
Goodwill	1,050,742	1,050,115	1,050,137	1,051,161	1,049,985
Assets held for sale	15,748	76,021	69,199	85,527	4,520
Deferred income tax assets, net	304	304	47,495	47,495	—
Other assets	779,475	687,738	802,513	877,716	852,795
Total assets	$24,220,483	$24,589,388	$26,617,828	$24,692,208	$24,803,553

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,047,919	$12,530,036	$14,172,279	$12,158,773	$12,053,184
Accrued interest	97,828	117,687	87,245	111,115	85,214
Operating lease liabilities	247,255	248,912	250,357	251,196	249,237
Accounts payable and other liabilities	1,234,933	998,446	1,141,551	1,145,939	1,194,162
Liabilities related to assets held for sale	1,987	5,514	4,765	5,224	1,531
Deferred income tax liabilities	53,711	56,963	47,533	200,831	147,524
Total liabilities	13,683,633	13,957,558	15,703,730	13,873,078	13,730,852

Redeemable OP unitholder and noncontrolling interests	249,143	231,920	197,701	273,678	312,478

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 373,940; 373,113; 373,094; 372,811; and 372,726; shares issued at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively	93,467	93,261	93,256	93,185	93,164
Capital in excess of par value	14,142,349	14,118,119	14,135,657	14,056,453	14,017,030
Accumulated other comprehensive loss	(65,042)	(82,761)	(103,408)	(34,564)	(59,857)
Retained earnings (deficit)	(3,972,647)	(3,816,460)	(3,491,696)	(3,669,050)	(3,384,421)
Treasury stock, 33; 24; 22; 2; and 3 shares at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively	(1,275)	(947)	(867)	(132)	(210)
Total Ventas stockholders’ equity	10,196,852	10,311,212	10,632,942	10,445,892	10,665,706
Noncontrolling interests	90,855	88,698	83,455	99,560	94,517
Total equity	10,287,707	10,399,910	10,716,397	10,545,452	10,760,223
Total liabilities and equity	$24,220,483	$24,589,388	$26,617,828	$24,692,208	$24,803,553

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues
Rental income:
Triple-net leased	$156,136	$193,383	$527,238	$589,833
Office	198,376	214,939	599,696	618,555
	354,512	408,322	1,126,934	1,208,388
Resident fees and services	541,322	541,090	1,667,421	1,583,262
Office building and other services revenue	3,868	2,959	10,669	8,168
Income from loans and investments	18,666	30,164	62,203	66,819
Interest and other income	572	620	6,965	10,109
Total revenues	918,940	983,155	2,874,192	2,876,746
Expenses
Interest	115,505	113,967	355,333	334,955
Depreciation and amortization	249,366	234,603	847,797	696,710
Property-level operating expenses:
Senior living	422,653	388,011	1,265,362	1,115,834
Office	66,934	67,144	192,192	191,972
Triple-net leased	5,398	6,338	17,004	20,092
	494,985	461,493	1,474,558	1,327,898
Office building services costs	557	627	1,827	1,775
General, administrative and professional fees	34,228	40,530	106,747	124,369
Loss on extinguishment of debt, net	7,386	37,434	7,386	41,861
Merger-related expenses and deal costs	11,325	4,304	26,129	11,084
Allowance on loans receivable and investments	4,999	—	34,654	—
Other	3,534	2,164	10,624	(9,294)
Total expenses	921,885	895,122	2,865,055	2,529,358
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(2,945)	88,033	9,137	347,388
Income (loss) from unconsolidated entities	865	854	(15,861)	(2,621)
Gain on real estate dispositions	12,622	36	240,101	24,633
Income tax benefit (expense)	3,195	(2,005)	95,855	57,004
Income from continuing operations	13,737	86,918	329,232	426,404
Net income	13,737	86,918	329,232	426,404
Net income attributable to noncontrolling interests	986	1,659	534	4,831
Net income attributable to common stockholders	$12,751	$85,259	$328,698	$421,573
Earnings per common share
Basic:
Income from continuing operations	$0.04	$0.23	$0.88	$1.17
Net income attributable to common stockholders	0.03	0.23	0.88	1.16
Diluted:
Income from continuing operations	$0.04	$0.23	$0.88	$1.16
Net income attributable to common stockholders	0.03	0.23	0.87	1.15

Weighted average shares used in computing earnings per common share
Basic	373,177	372,426	372,997	363,724
Diluted	376,295	376,625	376,112	367,657

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Revenues
Rental income:
Triple-net leased	$156,136	$176,240	$194,862	$191,065	$193,383
Office	198,376	192,925	208,395	210,423	214,939
	354,512	369,165	403,257	401,488	408,322
Resident fees and services	541,322	549,329	576,770	568,271	541,090
Office building and other services revenue	3,868	3,673	3,128	2,988	2,959
Income from loans and investments	18,666	19,491	24,046	22,382	30,164
Interest and other income	572	1,540	4,853	875	620
Total revenues	918,940	943,198	1,012,054	996,004	983,155

Expenses
Interest	115,505	123,132	116,696	116,707	113,967
Depreciation and amortization	249,366	349,594	248,837	348,910	234,603
Property-level operating expenses:
Senior living	422,653	432,578	410,131	405,564	388,011
Office	66,934	60,752	64,506	68,277	67,144
Triple-net leased	5,398	5,275	6,331	6,469	6,338
	494,985	498,605	480,968	480,310	461,493
Office building services costs	557	543	727	544	627
General, administrative and professional fees	34,228	29,984	42,535	41,627	40,530
Loss on extinguishment of debt, net	7,386	—	—	39	37,434
Merger-related expenses and deal costs	11,325	6,586	8,218	4,151	4,304
Allowance on loans receivable and investments	4,999	29,655	—	—	—
Other	3,534	3,382	3,708	(8,315)	2,164
Total expenses	921,885	1,041,481	901,689	983,973	895,122

(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(2,945)	(98,283)	110,365	12,031	88,033
Income (loss) from unconsolidated entities	865	(5,850)	(10,876)	167	854
Gain on real estate dispositions	12,622	1,254	226,225	1,389	36
Income tax benefit (expense)	3,195	(56,356)	149,016	(694)	(2,005)
Income (loss) from continuing operations	13,737	(159,235)	474,730	12,893	86,918
Net income (loss)	13,737	(159,235)	474,730	12,893	86,918
Net income (loss) attributable to noncontrolling interests	986	(2,065)	1,613	1,450	1,659
Net income (loss) attributable to common stockholders	$12,751	$(157,170)	$473,117	$11,443	$85,259

Earnings per common share
Basic:
Income (loss) from continuing operations	$0.04	$(0.43)	$1.27	$0.03	$0.23
Net income (loss) attributable to common stockholders	0.03	(0.42)	1.27	0.03	0.23
Diluted:[1]
Income (loss) from continuing operations	$0.04	$(0.43)	$1.26	$0.03	$0.23
Net income (loss) attributable to common stockholders	0.03	(0.42)	1.26	0.03	0.23

Weighted average shares used in computing earnings per common share
Basic	373,177	372,982	372,829	372,663	372,426
Diluted	376,295	376,024	375,997	376,453	376,625

1 Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$329,232	$426,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	847,797	696,710
Amortization of deferred revenue and lease intangibles, net	(25,343)	(6,484)
Other non-cash amortization	15,211	16,910
Allowance on loans receivable and investments	34,654	—
Stock-based compensation	17,322	26,670
Straight-lining of rental income	107,134	(25,680)
Loss on extinguishment of debt, net	7,386	41,861
Gain on real estate dispositions	(240,101)	(24,633)
Gain on real estate loan investments	(167)	—
Income tax benefit	(99,702)	(60,249)
Loss from unconsolidated entities	15,869	2,621
Distributions from unconsolidated entities	2,960	1,400
Other	15,615	9,236
Changes in operating assets and liabilities:
Increase in other assets	(68,228)	(59,366)
Decrease in accrued interest	(12,975)	(15,909)
Increase in accounts payable and other liabilities	207,749	54,057
Net cash provided by operating activities	1,154,413	1,083,548
Cash flows from investing activities:
Net investment in real estate property	(77,625)	(939,805)
Investment in loans receivable	(113,147)	(1,257,577)
Proceeds from real estate disposals	682,604	77,555
Proceeds from loans receivable	106,966	1,008,683
Development project expenditures	(309,967)	(229,845)
Capital expenditures	(94,407)	(99,787)
Distributions from unconsolidated entities	—	151
Investment in unconsolidated entities	(7,832)	(1,711)
Insurance proceeds for property damage claims	33	20,457
Net cash provided by (used in) investing activities	186,625	(1,421,879)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(74,144)	278,677
Net change in borrowings under commercial paper program	(565,524)	304,508
Proceeds from debt	657,557	2,206,577
Repayment of debt	(127,528)	(2,456,135)
Payment of deferred financing costs	(7,564)	(17,867)
Issuance of common stock, net	36,395	942,250
Cash distribution to common stockholders	(760,363)	(861,789)
Cash distribution to redeemable OP unitholders	(5,954)	(6,882)
Cash issued for redemption of OP Units	(575)	(361)
Contributions from noncontrolling interests	1,138	4,959
Distributions to noncontrolling interests	(9,666)	(6,403)
Proceeds from stock option exercises	3,518	34,134
Other	(4,989)	(6,601)
Net cash (used in) provided by financing activities	(857,699)	415,067
Net increase in cash, cash equivalents and restricted cash	483,339	76,736
Effect of foreign currency translation	(951)	396
Cash, cash equivalents and restricted cash at beginning of period	146,102	131,464
Cash, cash equivalents and restricted cash at end of period	$628,490	$208,596

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$169,484	$1,056,481
Other assets	1,224	11,123
Debt	55,368	907,746
Other liabilities	2,707	46,336
Deferred income tax liability	337	—
Noncontrolling interests	20,259	113,522

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Cash flows from operating activities:
Net income (loss)	$13,737	$(159,235)	$474,730	$12,893	$86,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	249,366	349,594	248,837	348,910	234,603
Amortization of deferred revenue and lease intangibles, net	(19,009)	(3,361)	(2,973)	(1,483)	(339)
Other non-cash amortization	5,558	5,802	3,851	6,075	5,323
Allowance on loans receivable and investments	4,999	29,655	—	—	—
Stock-based compensation	5,765	1,043	10,514	7,253	8,195
Straight-lining of rental income	15,635	98,287	(6,788)	(4,393)	(8,680)
Loss on extinguishment of debt, net	7,386	—	—	39	37,434
Gain on real estate dispositions	(12,622)	(1,254)	(226,225)	(1,389)	(36)
Gain on real estate loan investments	—	—	(167)	—	—
Income tax (benefit) expense	(4,575)	55,146	(150,273)	1,331	946
(Income) loss from unconsolidated entities	(865)	5,858	10,876	(157)	(854)
Distributions from unconsolidated entities	1,360	—	1,600	200	100
Other	2,859	8,951	3,805	4,028	4,145
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(55,765)	1,305	(13,768)	(17,327)	(14,894)
(Decrease) increase in accrued interest	(20,069)	30,126	(23,032)	25,646	(27,307)
Increase (decrease) in accounts payable and other liabilities	240,642	(16,358)	(16,535)	(27,391)	28,775
Net cash provided by operating activities	434,402	405,559	314,452	354,235	354,329
Cash flows from investing activities:
Net investment in real estate property	(156)	2,070	(79,539)	(18,320)	(731,766)
Investment in loans receivable	(45,857)	(66,239)	(1,051)	(610)	(750,429)
Proceeds from real estate disposals	54,800	2,365	625,439	70,300	3,150
Proceeds from loans receivable	191	7,658	99,117	8,626	719,026
Development project expenditures	(129,569)	(86,169)	(94,229)	(174,078)	(115,619)
Capital expenditures	(40,888)	(26,730)	(26,789)	(56,937)	(41,406)
Distributions from unconsolidated entities	—	—	—	21	151
Investment in unconsolidated entities	33	(2,056)	(5,809)	(2,144)	(777)
Insurance (expense) proceeds for property damage claims	(9)	—	42	9,722	3,518
Net cash (used in) provided by investing activities	(161,455)	(169,101)	517,181	(163,420)	(914,152)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(539,560)	(2,296,737)	2,762,153	(848,568)	785,228
Net change in borrowings under commercial paper program	—	—	(565,524)	261,016	34,698
Proceeds from debt	17,024	557,774	82,759	806,614	1,493,643
Repayment of debt	(16,227)	(48,328)	(62,973)	(167,781)	(1,459,074)
Payment of deferred financing costs	(15)	(5,586)	(1,963)	(3,536)	(11,030)
Issuance of common stock, net	36,395	—	—	(165)	76,217
Cash distribution to common stockholders	(168,078)	(295,981)	(296,304)	(295,931)	(294,647)
Cash distribution to redeemable OP unitholders	(1,326)	(2,303)	(2,325)	(2,336)	(2,331)
Cash issued for redemption of OP Units	(5)	—	(570)	(1,842)	(361)
Contributions from noncontrolling interests	792	191	155	1,323	1,365
Distributions to noncontrolling interests	(3,373)	(3,750)	(2,543)	(3,314)	(2,300)
Proceeds from stock option exercises	—	129	3,389	2,045	8,396
Other	(98)	63	(4,954)	(1,918)	131
Net cash (used in) provided by financing activities	(674,471)	(2,094,528)	1,911,300	(254,393)	629,935
Net (decrease) increase in cash, cash equivalents and restricted cash	(401,524)	(1,858,070)	2,742,933	(63,578)	70,112
Effect of foreign currency translation	878	947	(2,776)	1,084	188
Cash, cash equivalents and restricted cash at beginning of period	1,029,136	2,886,259	146,102	208,596	138,296
Cash, cash equivalents and restricted cash at end of period	$628,490	$1,029,136	$2,886,259	$146,102	$208,596

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$92,373	$76,578	$533	$657	$1,055,412
Other assets	610	558	56	17	10,940
Debt	—	55,368	—	—	907,746
Other liabilities	610	1,699	398	785	45,084
Deferred income tax liability	337	—	—	95	—
Noncontrolling interests	—	20,068	191	(206)	113,522
Equity issued for redemption of OP Units	—	—	—	127	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)
								Q3 YoY
	2019			2020				Growth
	Q3	Q4	FY	Q1	Q2	Q3	YTD	19-'20
Net income (loss) attributable to common stockholders	$85,259	$11,443	$433,016	$473,117	$(157,170)	$12,751	$328,698	(85%)
Net income (loss) attributable to common stockholders per share[2]	$0.23	$0.03	$1.17	$1.26	$(0.42)	$0.03	$0.87	(87%)
Adjustments:
Depreciation and amortization on real estate assets	233,078	347,371	1,039,550	247,330	348,110	247,969	843,409
Depreciation on real estate assets related to noncontrolling interests	(2,496)	(3,682)	(9,762)	(3,843)	(4,068)	(4,475)	(12,386)
Depreciation on real estate assets related to unconsolidated entities	(456)	311	187	561	1,307	1,360	3,228
Gain on real estate dispositions	(36)	(1,389)	(26,022)	(226,225)	(1,254)	(12,622)	(240,101)
(Loss) gain on real estate dispositions related to noncontrolling interests	—	(11)	343	(6)	(3)	—	(9)
Gain on real estate dispositions related to unconsolidated entities	(67)	(395)	(1,263)	—	—	—	—
Subtotal: FFO add-backs	230,023	342,205	1,003,033	17,817	344,092	232,232	594,141
Subtotal: FFO add-backs per share	$0.61	$0.91	$2.71	$0.05	$0.92	$0.62	$1.58
FFO (Nareit) attributable to common stockholders	$315,282	$353,648	$1,436,049	$490,934	$186,922	$244,983	$922,839	(22%)
FFO (Nareit) attributable to common stockholders per share	$0.84	$0.94	$3.88	$1.31	$0.50	$0.65	$2.45	(23%)

Adjustments:
Change in fair value of financial instruments	(7)	(22)	(78)	(10)	(13)	1,157	1,134
Non-cash income tax expense (benefit)	946	1,330	(58,918)	(140,895)	55,505	(4,763)	(90,153)
Loss on extinguishment of debt, net	37,434	39	41,900	—	—	7,386	7,386
(Gain) loss on non-real estate dispositions related to unconsolidated entities	(34)	19	(18)	239	—	(244)	(5)
Merger-related expenses, deal costs and re-audit costs	4,726	5,089	18,208	8,773	6,605	12,793	28,171
Amortization of other intangibles	121	121	484	118	118	118	354
Other items related to unconsolidated entities	502	374	3,291	(875)	(263)	290	(848)
Non-cash impact of changes to equity plan	1,729	1,165	7,812	6,895	(3,337)	(1,923)	1,635
Natural disaster (recoveries) expenses, net	(101)	(10,704)	(25,683)	941	252	125	1,318
Impact of Holiday lease termination	—	—	—	—	(50,184)	—	(50,184)
Write-off of straightline rental income, net of noncontrolling interests	—	—	—	—	52,368	18,408	70,776
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	—	—	—	—	40,320	4,635	44,955
Subtotal: normalized FFO add-backs	45,316	(2,589)	(13,002)	(124,814)	101,371	37,982	14,539
Subtotal: normalized FFO add-backs per share	$0.12	$(0.01)	$(0.04)	$(0.33)	$0.27	$0.10	$0.04
Normalized FFO attributable to common stockholders	$360,598	$351,059	$1,423,047	$366,120	$288,293	$282,965	$937,378	(22%)
Normalized FFO attributable to common stockholders per share	$0.96	$0.93	$3.85	$0.97	$0.77	$0.75	$2.49	(22%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(339)	(1,483)	(7,967)	(2,973)	(3,362)	(19,009)	(25,344)
Other non-cash amortization, including fair market value of debt	5,444	6,075	22,985	3,851	5,803	5,558	15,212
Stock-based compensation	6,466	6,088	26,111	3,619	4,380	7,688	15,687
Straight-lining of rental income	(8,680)	(4,393)	(30,073)	(6,788)	(5,526)	(4,648)	(16,962)
Subtotal: non-cash items included in normalized FFO	2,891	6,287	11,056	(2,291)	1,295	(10,411)	(11,407)
Cash impact of Brookdale lease modification	—	—	—	—	—	161,533	161,533
Cash impact of Holiday lease termination	—	—	—	—	33,795	—	33,795
FAD Capital Expenditures[3]	(39,695)	(55,400)	(152,582)	(24,972)	(26,102)	(39,955)	(91,029)
Normalized FAD attributable to common stockholders	$323,794	$301,946	$1,281,521	$338,857	$297,281	$394,132	$1,030,270	22%
Merger-related expenses, deal costs and re-audit costs	(4,726)	(5,089)	(18,208)	(8,773)	(6,605)	(12,793)	(28,171)
Other items related to unconsolidated entities	(502)	(374)	(3,291)	875	263	(290)	848
FAD attributable to common stockholders	$318,566	$296,483	$1,260,022	$330,959	$290,939	$381,049	$1,002,947	20%
Weighted average diluted shares	376,625	376,453	369,886	375,997	376,024	376,295	376,112

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

[2] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.
[3] 2019 FAD Capital Expenditures have been updated to exclude the impact of Initial Capital Expenditures. Impact on reported values are as follows: Q3 2019 ($1.7M), Q4 2019 ($1.5M) and FY 2019 ($4.1M).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; (h) net expenses or recoveries related to natural disasters and (i) any other incremental items set forth in the normalized FFO reconciliation included herein.

Normalized FAD represents normalized FFO excluding non-cash components and straight-line rent adjustments, deducting FAD Capital Expenditures plus cash received related to lease terminations and modifications. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company (ii) Office Building and Triple-Net leasing commissions paid to third-party agents and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically incurred within the first 12 months after acquisition or transition, respectively.

FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands)
For the Three Months Ended September 30, 2020:

Net income attributable to common stockholders	$12,751
Adjustments:
Interest	115,505
Loss on extinguishment of debt, net	7,386
Taxes (including tax amounts in general, administrative and professional fees)	(1,849)
Depreciation and amortization	249,366
Non-cash stock-based compensation expense	5,765
Merger-related expenses, deal costs and re-audit costs	11,325
Net income attributable to noncontrolling interests, adjusted for consolidated joint venture partners’ share of EBITDA	(6,359)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	11,811
Gain on real estate dispositions	(12,622)
Unrealized foreign currency gains	(146)
Change in fair value of financial instruments	1,155
Natural disaster expenses (recoveries), net	181
Write-off of straightline rental income, net of noncontrolling interests	18,408
Allowance on loan investments, net of noncontrolling interests	4,635
Adjusted EBITDA	$417,312
Adjustments for current period activity	(1,385)
Adjusted Pro Forma EBITDA	$415,927

Adjusted Pro Forma EBITDA annualized	$1,663,708

As of September 30, 2020:

Total debt	$12,047,919
Cash	(588,343)
Restricted cash pertaining to debt	(21,021)
Consolidated joint venture partners’ share of debt	(259,994)
Ventas share of debt from unconsolidated entities	120,807
Net debt	$11,299,368

Net debt to Adjusted Pro Forma EBITDA	6.8	x

1 Totals may not add due to rounding.

The table above illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to leases, and including (a) the Company’s share of EBITDA from unconsolidated entities and (b) other immaterial or identified items (“Adjusted EBITDA”).

The information above considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended September 30, 2020, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”) and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands)

For the Three Months Ended September 30, 2020 and 2019
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended September 30, 2020
Net income attributable to common stockholders					$12,751
Adjustments:
Interest and other income					(572)
Interest					115,505
Depreciation and amortization					249,366
General, administrative and professional fees					34,228
Loss on extinguishment of debt, net					7,386
Merger-related expenses and deal costs					11,325
Allowance on loans receivable and investments					4,999
Other					3,534
Income from unconsolidated entities					(865)
Gain on real estate dispositions					(12,622)
Income tax benefit					(3,195)
Net income attributable to noncontrolling interests					986
Reported segment NOI	$150,738	$118,669	$133,325	$20,094	$422,826
Adjustments to Cash NOI:
Straight-lining of rental income	(2,072)	—	(2,576)	—	(4,648)
Non-cash rental income	(12,687)	—	(5,936)	—	(18,623)
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Write-off of straightline rental income	14,312	—	5,970	—	20,282
NOI not included in cash NOI[1]	(642)	553	(1,749)	—	(1,838)
Non-segment NOI	—	—	—	(20,094)	(20,094)
Cash NOI	311,182	119,222	129,034	—	559,438
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(689)	(35,420)	(4,274)	—	(40,383)
Same-store cash NOI (constant currency)	$310,493	$83,802	$124,760	$—	$519,055
Percentage increase (decrease)	90.2%	(42.2%)	(2.2%)		19.1%
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$148,960	$83,802	$124,760	$—	$357,522
Adjusted percentage decrease - constant currency	(8.7%)	(42.2%)	(2.2%)		(17.9%)

For the Three Months Ended September 30, 2019
Net income attributable to common stockholders					$85,259
Adjustments:
Interest and other income					(620)
Interest					113,967
Depreciation and amortization					234,603
General, administrative and professional fees					40,530
Loss on extinguishment of debt, net					37,434
Merger-related expenses and deal costs					4,304
Other					2,164
Income from unconsolidated entities					(854)
Gain on real estate dispositions					(36)
Income tax expense					2,005
Net income attributable to noncontrolling interests					1,659
Reported segment NOI	$187,045	$153,079	$149,227	$31,064	$520,415
Adjustments to Cash NOI:
Straight-lining of rental income	(3,871)	—	(4,809)	—	(8,680)
Non-cash rental income	(906)	—	928	—	22
NOI not included in cash NOI[1]	(18,939)	540	(13,565)	—	(31,964)
Non-segment NOI	—	—	—	(31,064)	(31,064)
NOI impact from change in FX	278	(171)	—	—	107
Cash NOI	$163,607	$153,448	$131,781	$—	$448,836
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(382)	(8,596)	(4,201)	—	(13,179)
NOI impact from change in FX	—	15	—	—	15
Same-store cash NOI (constant currency)	$163,225	$144,867	$127,580	$—	$435,672

1 Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

For the Three Months Ended September 30, 2020 and June 30, 2020
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended September 30, 2020
Net income attributable to common stockholders					$12,751
Adjustments:
Interest and other income					(572)
Interest					115,505
Depreciation and amortization					249,366
General, administrative and professional fees					34,228
Loss on extinguishment of debt, net					7,386
Merger-related expenses and deal costs					11,325
Allowance on loans receivable and investments					4,999
Other					3,534
Income from unconsolidated entities					(865)
Gain on real estate dispositions					(12,622)
Income tax benefit					(3,195)
Net income attributable to noncontrolling interests					986
Reported segment NOI	$150,738	$118,669	$133,325	$20,094	$422,826
Adjustments to Cash NOI:
Straight-lining of rental income	(2,072)	—	(2,576)	—	(4,648)
Non-cash rental income	(12,687)	—	(5,936)	—	(18,623)
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Write-off of straightline rental income	14,312	—	5,970	—	20,282
NOI not included in cash NOI[1]	(642)	553	(1,749)	—	(1,838)
Non-segment NOI	—	—	—	(20,094)	(20,094)
Cash NOI	311,182	119,222	129,034	—	559,438
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(689)	(10,578)	(2,969)	—	(14,236)
Same-store cash NOI (constant currency)	$310,493	$108,644	$126,065	$—	$545,202
Percentage increase (decrease)	86.8%	(0.6%)	0.4%		36.0%
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$148,960	$108,644	$126,065	$—	$383,669
Adjusted percentage (decrease) increase - constant currency	(10.4%)	(0.6%)	0.4%		(4.3%)

For the Three Months Ended June 30, 2020
Net loss attributable to common stockholders					$(157,170)
Adjustments:
Interest and other income					(1,540)
Interest					123,132
Depreciation and amortization					349,594
General, administrative and professional fees					29,984
Merger-related expenses and deal costs					6,586
Allowance on loans receivable and investments					29,655
Other					3,382
Loss from unconsolidated entities					5,850
Gain on real estate dispositions					(1,254)
Income tax expense					56,356
Net loss attributable to noncontrolling interests					(2,065)
Reported segment NOI	$170,965	$116,751	$133,887	$20,907	$442,510
Adjustments to Cash NOI:
Straight-lining of rental income	(2,183)	—	(3,343)	—	(5,526)
Non-cash rental income	(1,803)	—	(1,238)	—	(3,041)
Impact of Holiday lease termination	(50,184)	—	—	—	(50,184)
Write-off of straightline rental income	53,304	—	898	—	54,202
NOI not included in cash NOI[1]	(3,754)	(1,917)	(1,750)	—	(7,421)
Non-segment NOI	—	—	—	(20,907)	(20,907)
NOI impact from change in FX	245	1,378	—	—	1,623
Cash NOI	$166,590	$116,212	$128,454	$—	$411,256
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(389)	(6,905)	(2,953)	—	(10,247)
NOI impact from change in FX not in same-store	—	1	—	—	1
Same-store cash NOI (constant currency)	$166,201	$109,308	$125,501	$—	$401,010

1 Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

For the Nine Months Ended September 30, 2020 and 2019
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Nine Months Ended September 30, 2020
Net income attributable to common stockholders					$328,698
Adjustments:
Interest and other income					(6,965)
Interest					355,333
Depreciation and amortization					847,797
General, administrative and professional fees					106,747
Loss on extinguishment of debt, net					7,386
Merger-related expenses and deal costs					26,129
Allowance on loans receivable and investments					34,654
Other					10,624
Loss from unconsolidated entities					15,861
Gain on real estate dispositions					(240,101)
Income tax benefit					(95,855)
Net income attributable to noncontrolling interests					534
Reported segment NOI	$510,234	$402,059	$412,548	$66,001	$1,390,842
Adjustments to Cash NOI:
Straight-lining of rental income	(6,948)	—	(10,014)	—	(16,962)
Non-cash rental income	(16,019)	—	(8,278)	—	(24,297)
Cash modification fees	3,029	—	(1,000)	—	2,029
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Impact of Holiday lease termination	(50,184)	—	—	—	(50,184)
Write-off of straightline rental income	67,616	—	6,868	—	74,484
NOI not included in cash NOI[1]	(20,569)	(1,184)	(10,957)	—	(32,710)
Non-segment NOI	—	—	—	(66,001)	(66,001)
Cash NOI	648,692	400,875	389,167	—	1,438,734
Adjustments to Same-store NOI:
Cash modification fees not in same-store	—	—	1,000	—	1,000
Cash NOI not included in same-store	(4,593)	(89,768)	(16,995)	—	(111,356)
Same-store cash NOI (constant currency)	$644,099	$311,107	$373,172	$—	$1,328,378
Percentage increase (decrease)	32.0%	(31.3%)	3.3%		2.0%
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$482,566	$311,107	$373,172	$—	$1,166,845
Adjusted percentage (decrease) increase - constant currency	(1.1%)	(31.3%)	3.3%		(10.4%)

For the Nine Months Ended September 30, 2019
Net income attributable to common stockholders					$421,573
Adjustments:
Interest and other income					(10,109)
Interest					334,955
Depreciation and amortization					696,710
General, administrative and professional fees					124,369
Loss on extinguishment of debt, net					41,861
Merger-related expenses and deal costs					11,084
Other					(9,294)
Loss from unconsolidated entities					2,621
Gain on real estate dispositions					(24,633)
Income tax benefit					(57,004)
Net income attributable to noncontrolling interests					4,831
Reported segment NOI	$569,741	$467,428	$430,493	$69,302	$1,536,964
Adjustments to Cash NOI:
Straight-lining of rental income	(11,444)	—	(14,235)	—	(25,679)
Non-cash rental income	(2,885)	—	(3,068)	—	(5,953)
Cash modification fees	100	—	—	—	100
NOI not included in cash NOI[1]	(63,134)	(558)	(33,731)	—	(97,423)
Non-segment NOI	—	—	—	(69,302)	(69,302)
NOI impact from change in FX	(32)	(1,198)	—	—	(1,230)
Cash NOI	$492,346	$465,672	$379,459	$—	$1,337,477
Adjustments to Same-store NOI:
Cash NOI not included in same-store	(4,298)	(12,848)	(18,175)	—	(35,321)
NOI impact from change in FX not in same-store	—	163	—	—	163
Same-store cash NOI (constant currency)	$488,048	$452,987	$361,284	$—	$1,302,319

1 Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Newly acquired or recently developed or redeveloped properties in the Company’s Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office Portfolio, those properties for which management has an intention to institute a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all same-store NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

Sarah Whitford
(877) 4-VENTAS